UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2013

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

MICHIGAN	0-20167	38-2062816
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN	49854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

Mackinac Financial Corporation (“the Company”) held its 2013 Annual Meeting of Shareholders on May 29, 2013.  The shareholders (i) elected three members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2016; (ii) approved, in a non-binding vote, the Company’s compensation of executives; (iii) approved a non-binding resolution to vote annually on say-on-pay proposals; and (iv) ratified the appointment of Plante Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2013.  There were 5,559,859 outstanding shares eligible to vote as of April 22, 2013, the record date for the Annual Meeting.

The voting results on the four matters were as follows:

Election of Directors

	For	Withheld	Broker Non-votes
Robert E. Mahaney	3,855,561	4,739	1,043,380
David R. Steinhardt	3,852,230	8,070	1,043,380
Paul D. Tobias	3,853,510	6,790	1,043,380

Advisory (Non-Binding) Vote on Executive Compensation

For	Against	Abstain	Broker Non-votes
3,809,972	46,014	4,314	1,043,380

Advisory Vote on Frequency of Say-on-Pay Proposal

1 year	2 years	3 years	Abstain	Broker Non-votes
3,284,960	461,922	7,091	106,327	1,043,380

Ratification of Appointment of Independent Auditors

For	Against	Abstain	Broker Non-votes
4,899,573	2,369	1,738	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: May 30, 2013
	By:	/s/ Ernie R. Krueger
Ernie R. Krueger
EVP/CFO